Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Timothy M. MacPhee
Vice President – Investor Relations

		Telephone:	(978) 688-1811
		Fax:	(978) 688-2976

WATTS WATER TECHNOLOGIES REPORTS FOURTH QUARTER AND FULL YEAR RESULTS FOR 2014 AND ANNOUNCES TRANSFORMATION PROGRAM

•                  Full year record sales of $1.51billion, organic sales growth of 2.6%

•                  Full year record adjusted EPS of $2.52, excluding AERCO, growth of 14%

•                  Free cash flow generation 21% over prior year

•                  AERCO acquisition successfully completed

•                  Significant transformation efforts driving long-term operating margin accretion

North Andover, MA…February 17, 2015.  Watts Water Technologies, Inc. (NYSE: WTS) today announced results for the fourth quarter and year ended December 31, 2014.  Sales for the fourth quarter of 2014 were flat, and up 2% organically, as compared to the fourth quarter of 2013.  Sales for the year ended December 31, 2014 increased 2.7%, or 2.6% organically, as compared to the year ended December 31, 2013.  Net income (loss) per diluted share from continuing operations (EPS) for the fourth quarter and year ended December 31, 2014 was ($0.22) and $1.42, respectively, as compared to $0.23 and $1.71 for the fourth quarter of 2013 and the year ended December 31, 2013, respectively.  Adjusted EPS for the fourth quarter and year ended December 31, 2014 was $0.58 and $2.51, respectively, as compared to $0.57 and $2.22 for the fourth quarter and year ended December 31, 2013, respectively.  Refer to Table 1 for a reconciliation of adjustments for special items to arrive at adjusted results and EPS.  The 2014 fourth quarter and full year adjusted results include a loss per diluted share of $0.01 for AERCO International, Inc. (AERCO), the Company’s recent acquisition.  Refer to Table 2 for a reconciliation of adjustments for the AERCO acquisition to arrive at adjusted results and EPS (excluding AERCO).  A summary of fourth quarter and full year financial results is as follows:

	Fourth Quarter and Full Year Earnings Summary
	Fourth quarter ended December 31,			Year ended December 31,
(In millions, except per share information)	2014	2013	% Change	2014	2013	% Change
Sales	$376.5	$376.0	—	$1,513.7	$1,473.5	3%
Net (loss) income from continuing operations	(7.7)	8.2	(194)%	50.3	60.9	(17)%
Loss from discontinued operations	—	—	—	—	(2.3)	(100)%
Net (loss) income	$(7.7)	$8.2	(194)%	$50.3	$58.6	(14)%

Diluted (loss) earnings per share from continuing operations	$(0.22)	$0.23	(196)%	$1.42	$1.71	(17)%
Special items	0.80	0.34		1.09	0.51
Adjusted earnings per share	$0.58	$0.57	2%	$2.51	$2.22	13%
Adjusted earnings per share - excluding AERCO acquisition	$0.59	$0.57	4%	$2.52	$2.22	14%

All financial information and period-to-period references are on a continuing operations basis unless otherwise noted.  Organic sales growth excludes the impacts of acquisitions, divestitures and foreign exchange from year-to-year comparisons.  Reconciliations to discontinued operations and generally accepted accounting principles (GAAP) and non-GAAP reconciliations are provided in the attached financial tables. 2013 fourth quarter and year-to-date results have been retrospectively revised for allocated corporate costs as discussed in more detail in our Current Report on Form 8-K dated April 15, 2014.

Fourth Quarter/Full Year Highlights:

•                  Fourth quarter organic sales growth in the Americas of 5.9% and in Asia-Pacific of 32.6% was partially offset by an organic sales reduction in Europe, Middle East and Africa (EMEA) of 5.9%. Foreign exchange movements reduced sales by $12.2 million, or (3.2%), as compared to the fourth quarter of 2013, mostly associated with a decline of the euro against the US dollar.  The December acquisition of AERCO contributed $5.3 million, or 1.4%, to consolidated sales in the fourth quarter.

•                  To address current market conditions, we have commenced incremental restructuring initiatives in EMEA.  Restructuring and impairment costs of $7.7 million incurred in the fourth quarter included $6.9 million in expected severance costs and $0.8 million in non-cash impairment charges.  Total expected costs of these various new initiatives will approximate $10.7 million, with approximately $2.6 million expected to be incurred in 2015 and $0.4 million in 2016.  Annualized savings from these initiatives will approximate $4.7 million by 2016, with $1.2 million of expected savings in 2015.

•                  Excluding AERCO, adjusted operating margins decreased by 0.2 percentage points to 9.6% for the fourth quarter of 2014 as compared to the fourth quarter of 2013.  The margin decline was primarily due to plant under-absorption issues, both in EMEA due to the sales decline and in the Americas, due to inventory reduction efforts, and some higher expenses in Corporate and the Americas.

•                  Unfavorable foreign exchange movements reduced adjusted EPS by $0.03 in the fourth quarter of 2014 as compared to the fourth quarter of 2013.  AERCO incurred a loss per diluted share of $0.01 in December, excluding purchase adjustments, due to normal seasonality.

•                  For the full year, organic sales increases in the Americas and Asia-Pacific of 5.5% and 22.6%, respectively, were partially offset by a 3.1% reduction in organic sales in EMEA, as compared to 2013.

•                  Excluding AERCO, adjusted operating margins increased 0.7 percentage points to 10.2% for the full year 2014 as compared to 2013, primarily from incremental operating profits from the Americas’ sales increase and additional operating profits generated by EMEA as a result of its existing transformation and restructuring efforts.

•                  The Company is commencing a phased transformation and restructuring program in its Americas and Asia-Pacific businesses.  The initial phase of this program focuses on sourcing savings and product rationalization, ultimately eliminating between $175 million to $200 million of the combined Americas and Asia-Pacific sales.  Management anticipates that by 2017, the sourcing and product rationalization effort will expand our consolidated operating margins by 1.5 percentage points.  We expect this transformation program to be ongoing through 2016.  The GAAP net loss in the fourth quarter of 2014 includes non-cash impairment charges of $13.4 million, including $12.9 million for goodwill impairment in

Asia-Pacific and a $0.5 million write-down of intangible assets in the Americas as a result of this transformation program.  Also, the GAAP results include approximately $1.8 million in deployment costs related to the transformation effort undertaken during the fourth quarter of 2014.

•                  Adjusted 2014 full year EPS from continuing operations of $2.51 was $0.29, or 13%, higher than the full year 2013. The effects of the share repurchase program (net) and foreign exchange offset one another, having no effect on adjusted EPS from continuing operations as compared to 2013.  Excluding AERCO’s results, adjusted full year EPS was $2.52 or 14% higher than 2013.

•                  2014 free cash flow of $111.9 million represented a 222.5% cash conversion rate of free cash flow to net income from continuing operations, driven by strong cash collections and inventory reduction efforts.  The net debt to capital ratio was 23.4% at December 31, 2014, as compared to 3.8% at December 31, 2013; the increase was driven by the debt used to complete the AERCO acquisition in 2014.

•                  The Company repurchased approximately 174 thousand shares of Company stock during the fourth quarter, at a cost of approximately $10.5 million, as part of the previously announced share repurchase program.  For the full year, the Company repurchased approximately 669.7 thousand shares at a cost of approximately $39.6 million.

Robert J Pagano, Jr., Chief Executive Officer commented, “Sales momentum increased in the Americas during the year as residential and commercial construction and the repair replacement markets improved. We experienced a number of positive developments during 2014. We made a strategic acquisition in AERCO, providing an inroad into a key platform adjacency.  Asia-Pacific delivered its second consecutive year of greater than 20% top line growth, by continuing to expand its reach into the China markets.  We saw our production process stabilize in our lead free foundry as the year progressed.  And we increased our dividend payout by 16% and continued our share buyback program by purchasing almost $40 million of our Class A common stock.  Europe continued to successfully implement its transformation and restructuring programs, driving incremental operating profits despite a 3.1% organic sales reduction.  Today, we are announcing a similar effort in the Americas and Asia-Pacific, initially focusing on portfolio rationalization and global sourcing that, in addition to margin expansion, allows us to focus on our core products and solutions where we can bring the most value to the marketplace.  We believe all these transformation initiatives will help drive long-term profitable growth for the Company.”

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss fourth quarter and year end results for 2014 on Wednesday, February 18, 2015, at 9:00 a.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investor Relations section of the Company’s website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until February 18, 2016.

The Company’s 2015 Annual Meeting of Stockholders will be held at 9:00 a.m. on Wednesday, May 13, 2015 at the Company’s executive offices located at 815 Chestnut Street, North Andover, Massachusetts.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’s expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to our transformation and restructuring initiatives and the timing and expected costs and savings associated with those initiatives.  These forward-looking statements reflect our current views about future events.  You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties.  These potential risks and uncertainties include, but are not limited to: the effectiveness, the timing and the expected costs and savings associated with of our ongoing restructuring and transformation programs and initiatives; the current economic and financial condition, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks; changes in the status of current litigation; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 14 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC and our subsequent filings with the SEC.  We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2014	2013	2014	2013
STATEMENTS OF INCOME

Net sales	$376.5	$376.0	$1,513.7	$1,473.5

Net (loss) income from continuing operations	$(7.7)	$8.2	$50.3	$60.9
Loss from discontinued operations	—	—	—	(2.3)
Net (loss) income	$(7.7)	$8.2	$50.3	$58.6

DILUTED EARNINGS PER SHARE

Weighted Average Number of Common Shares & Equivalents	35.3	35.6	35.4	35.6

Net (loss) income per share
Continuing operations	$(0.22)	$0.23	$1.42	$1.71
Discontinued operations	—	—	—	(0.07)
Net (loss) income	$(0.22)	$0.23	$1.42	$1.65

Cash dividends per share	$0.15	$0.13	$0.58	$0.50

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	December 31,	December 31,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$301.1	$267.9
Trade accounts receivable, less allowance for doubtful accounts of $10.6 million at December 31, 2014 and $9.7 million at December 31, 2013	207.8	212.9
Inventories, net:
Raw materials	104.8	111.3
Work in process	16.7	19.1
Finished goods	170.1	179.8
Total Inventories	291.6	310.2
Prepaid expenses and other assets	27.4	35.0
Deferred income taxes	45.3	29.8
Assets held for sale	1.1	1.3
Total Current Assets	874.3	857.1
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment	526.7	539.2
Accumulated depreciation	(323.4)	(319.3)
Property, plant and equipment, net	203.3	219.9
OTHER ASSETS:
Goodwill	639.0	514.8
Intangible assets, net	210.1	132.4
Deferred income taxes	4.7	3.8
Other, net	16.6	12.2
TOTAL ASSETS	$1,948.0	$1,740.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$120.8	$145.6
Accrued expenses and other liabilities	138.8	135.2
Accrued pension plan settlements	40.0	—
Accrued compensation and benefits	44.2	43.9
Current portion of long-term debt	1.9	2.2
Total Current Liabilities	345.7	326.9
LONG-TERM DEBT, NET OF CURRENT PORTION	577.8	305.5
DEFERRED INCOME TAXES	77.4	45.9
OTHER NONCURRENT LIABILITIES	34.7	59.8
STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A Common Stock, $0.10 par value; 80,000,000 shares authorized; 1 vote per share; issued and outstanding: 28,552,065 shares at December 31, 2014 and 28,824,779 shares at December 31, 2013	2.9	2.9
Class B Common Stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,479,290 shares at December 31, 2014 and 6,489,290 at December 31, 2013	0.6	0.6
Additional paid-in capital	497.4	473.5
Retained earnings	500.6	513.1
Accumulated other comprehensive (loss) income	(89.1)	12.0
Total Stockholders’ Equity	912.4	1,002.1
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,948.0	$1,740.2

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2014	2013	2014	2013
Net sales	$376.5	$376.0	$1,513.7	$1,473.5
Cost of goods sold	245.1	245.1	971.9	947.0
GROSS PROFIT	131.4	130.9	541.8	526.5
Selling, general and administrative expenses	108.9	111.1	407.0	405.1
Restructuring and other charges, net	8.0	1.7	15.2	8.7
Goodwill and other long-lived asset impairment charges	14.2	1.0	14.2	1.2
OPERATING INCOME	0.3	17.1	105.4	111.5
Other (income) expense:
Interest income	(0.3)	(0.2)	(0.7)	(0.6)
Interest expense	5.3	4.9	19.9	21.5
Other expense, net	1.2	1.1	3.1	2.8
Total other expense	6.2	5.8	22.3	23.7
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(5.9)	11.3	83.1	87.8
Provision for income taxes	1.8	3.1	32.8	26.9
NET (LOSS) INCOME FROM CONTINUING OPERATIONS	(7.7)	8.2	50.3	60.9
Loss from discontinued operations, net of tax	—	—	—	(2.3)

NET (LOSS) INCOME	$(7.7)	$8.2	$50.3	$58.6

BASIC EPS
Net (loss) income per share:
Continuing operations	$(0.22)	$0.23	$1.42	$1.72
Discontinued operations	—	—	—	(0.06)
NET (LOSS) INCOME	$(0.22)	$0.23	$1.42	$1.65
Weighted average number of shares	35.3	35.5	35.3	35.5

DILUTED EPS
Net (loss) income per share:
Continuing operations	$(0.22)	$0.23	$1.42	$1.71
Discontinued operations	—	—	—	(0.07)
NET (LOSS) INCOME	$(0.22)	$0.23	$1.42	$1.65
Weighted average number of shares	35.3	35.6	35.4	35.6
Dividends declared per share	$0.15	$0.13	$0.58	$0.50

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Year Ended
	December 31,	December 31,
	2014	2013
OPERATING ACTIVITIES
Net income	$50.3	$58.6
Loss from discontinued operations, net of taxes	—	(2.3)
Net income from continuing operations	50.3	60.9
Adjustments to reconcile net income from continuing operations to net cash provided by continuing operating activities:
Depreciation	32.9	34.2
Amortization of intangibles	15.2	14.7
Loss on disposal and impairment of goodwill, property, plant and equipment and other	15.3	1.5
Stock-based compensation	8.6	9.6
Deferred income tax benefit	(2.7)	(6.8)
Changes in operating assets and liabilities, net of effects from business acquisitions and divestures:
Accounts receivable	9.6	(3.5)
Inventories	21.4	(17.3)
Prepaid expenses and other assets	10.9	(14.5)
Accounts payable, accrued expenses and other liabilities	(26.3)	39.5
Net cash provided by continuing operations	135.2	118.3

INVESTING ACTIVITIES
Additions to property, plant and equipment	(23.7)	(27.7)
Proceeds from the sale of property, plant and equipment	0.4	1.5
Proceeds from sale of securities	—	2.1
Business acquisitions, net of cash acquired	(272.2)	—
Net cash used in investing activities	(295.5)	(24.1)

FINANCING ACTIVITIES
Proceeds from long-term borrowings	275.0	—
Payments of long-term debt	(2.3)	(77.2)
Payments of capital leases and other	(3.6)	(4.8)
Proceeds from share transactions under employee stock plans	11.8	11.9
Tax benefit of stock awards exercised	2.0	1.3
Payments to repurchase common stock	(39.6)	(23.0)
Debt issuance costs	(2.0)	—
Dividends	(20.5)	(17.7)
Net cash provided by (used in) financing activities	220.8	(109.5)
Effect of exchange rate changes on cash and cash equivalents	(27.3)	4.1
Net cash used in operating activities of discontinued operations	—	(0.1)
Net cash provided by investing activities of discontinued operations	—	7.9
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	33.2	(3.4)
Cash and cash equivalents at beginning of year	267.9	271.3
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$301.1	$267.9

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

Net Sales

	Fourth Quarter Ended		Year Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013

Americas	$237.3	$220.6	$926.8	$878.5
EMEA	127.0	146.2	546.4	562.2
Asia-Pacific	12.2	9.2	40.5	32.8
Total	$376.5	$376.0	$1,513.7	$1,473.5

Operating Income (Loss)

	Fourth Quarter Ended		Year Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013

Americas	$25.3	$9.7	$110.3	$84.0
EMEA	0.4	12.8	37.5	46.9
Asia-Pacific	(11.2)	2.4	(6.5)	9.7
Corporate	(14.2)	(7.8)	(35.9)	(29.1)
Total	$0.3	$17.1	$105.4	$111.5

Intersegment Sales

	Fourth Quarter Ended		Year Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013

Americas	$1.7	$1.5	$6.3	$5.4
EMEA	2.6	2.5	13.3	10.2
Asia-Pacific	38.4	42.1	155.3	170.9
Total	$42.7	$46.1	$174.9	$186.5

Key Performance Indicators and Non-GAAP Measures

In this press release we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating income excluding the AERCO acquisition, adjusted operating margins, adjusted operating margins excluding the AERCO acquisition, adjusted net income, adjusted earnings per share, adjusted earnings per share excluding the AERCO acquisition, free cash flow, net debt to capitalization ratio and the cash conversion rate of free cash flow to net income) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures are appropriate to enhance an overall understanding of our historical financial performance and future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred in the periods presented that relate primarily to our global restructuring programs, goodwill and other long-lived asset impairment charges, significant legal and customs settlements, earnout adjustments, stock option acceleration costs, deployment costs, acquisition accounting costs, and other costs and related tax benefits. Adjusted operating income, operating margins and earnings per share excluding the AERCO acquisition eliminate the acquisition results from our consolidated results since the date of acquisition. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s continuing operations against those of comparable periods without the distortion of those factors.  Free cash flow and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company’s relative balance sheet leverage to other industrial manufacturing companies. The cash conversion rate of free cash flow to net income is also a measure of our performance in cash flow generation. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2014	2013	2014	2013

Net sales	$376.5	$376.0	$1,513.7	$1,473.5

Operating income - as reported	$0.3	$17.1	$105.4	$111.5
Operating margin %	0.1%	4.5%	7.0%	7.6%

Adjustments for special items:
Acquisitions / divesture related costs
- Goodwill and other long-lived asset impairment charges (of which $1.1m recorded in cost of goods sold in 2013)	14.2	2.1	14.2	2.3
- Adjustment to disposal of business	—	(0.6)	—	(0.6)
- Earnout adjustment	0.5	0.7	0.5	0.9
- Acquisition costs	4.5	—	4.5	—
- Purchase accounting adjustment	0.8	—	0.8	—
	20.0	2.2	20.0	2.6
Restructuring / Severance related costs
- Restructuring and other charges, net	8.0	1.7	15.2	8.7
- Severance and other executive costs	1.2	0.9	1.2	0.9
	9.2	2.6	16.4	9.6
Deployment costs related to transformation activities
- EMEA transformation	1.7	1.2	7.5	1.2
- Americas transformation	1.8	—	1.8	—
	3.5	1.2	9.3	1.2
Other Costs
- Legal and customs settlement	1.9	13.6	1.9	15.3

Total adjustments for special items	$34.6	$19.6	$47.6	$28.7

Operating income - as adjusted	$34.9	$36.7	$153.0	$140.2
Adjusted operating margin %	9.3%	9.8%	10.1%	9.5%

Net (loss) income from continuing operations - as reported	$(7.7)	$8.2	$50.3	$60.9

Adjustments for special items - tax affected:
Acquisitions / divesture related costs
- Goodwill and other long-lived asset impairment charges (of which $1.1m recorded in cost of goods sold in 2013)	13.8	1.5	13.8	1.6
- Adjustment to disposal of business	—	(0.6)	—	(0.6)
- Earnout adjustment	0.4	0.5	0.4	0.6
- Acquisition costs	3.3	—	3.3	—
- Purchase accounting adjustment	0.5	—	0.5	—
	18.0	1.4	18.0	1.6
Restructuring / Severance
- Restructuring and other charges, net	5.7	1.1	10.5	6.1
- Severance and other executive costs	0.7	0.6	0.7	0.6
	6.4	1.7	11.2	6.7
Deployment costs related to transformation activities
- EMEA transformation	1.3	0.8	5.5	0.8
- Americas transformation	1.1	—	1.1	—
	2.4	0.8	6.6	0.8
Other Costs
- Legal and customs settlement	1.4	8.3	1.4	9.2
- European tax adjustments	—	—	1.3	—
	1.4	8.3	2.7	9.2
Total Adjustments for special items - tax affected:	$28.2	$12.2	$38.5	$18.3

Net income from continuing operations - as adjusted	$20.5	$20.4	$88.8	$79.2

Continuing operations earnings per share - diluted
Diluted earnings (loss) per share - as reported	$(0.22)	$0.23	$1.42	$1.71
Adjustments for special items	0.80	0.34	1.09	0.51
Diluted earnings per share - as adjusted	$0.58	$0.57	$2.51	$2.22

TABLE 2

RECONCILIATION OF ADJUSTED OPERATING INCOME, MARGINS AND EARNINGS PER SHARE TO ADJUSTED OPERATING INCOME, MARGINS AND EARNINGS PER SHARE EXCLUDING THE AERCO ACQUISITION

(Amounts in millions)

(Unaudited)

	Fourth Quarter Ended	Year Ended
	December 31,	December 31,
	2014	2014
Net sales - as reported	$376.5	$1,513.7
Less acquisition sales	(5.3)	(5.3)
Net sales - excluding acquisition	$371.2	$1,508.4

Operating income - as adjusted	$34.9	$153.0
Adjusted operating margin %	9.3%	10.1%

Plus acquisition operating loss - as adjusted	0.6	0.6

Operating income - as adjusted excluding acquisition	$35.5	$153.6
Adjusted operating margin % excluding acquisition	9.6%	10.2%

Adjusted Non-GAAP earnings per share	$0.58	$2.51
Acquisition	0.01	0.01
Adjusted Non-GAAP earnings per share excluding acquisition	$0.59	$2.52

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	Fourth Quarter Ended					Fourth Quarter Ended
	December 31, 2014					December 31, 2013
	Americas	EMEA	Asia- Pacific	Corporate	Total	Americas	EMEA	Asia- Pacific	Corporate	Total

Net sales	$237.3	127.0	12.2	—	376.5	$220.6	146.2	9.2	—	376.0

Operating income (loss) - as reported	$25.3	0.4	(11.2)	(14.2)	0.3	$9.7	12.8	2.4	(7.8)	17.1
Operating margin %	10.7%	0.3%	-91.8%		0.1%	4.4%	8.8%	26.1%		4.5%

Adjustments for special items	$3.4	12.4	13.1	5.7	34.6	$15.8	3.5	(0.6)	0.9	19.6

Operating income (loss) - as adjusted	$28.7	12.8	1.9	(8.5)	34.9	$25.5	16.3	1.8	(6.9)	36.7
Adjusted operating margin %	12.1%	10.1%	15.6%		9.3%	11.6%	11.1%	19.6%		9.8%

	Year Ended					Year Ended
	December 31, 2014					December 31, 2013
	Americas	EMEA	Asia- Pacific	Corporate	Total	Americas	EMEA	Asia- Pacific	Corporate	Total

Net sales	$926.8	546.4	40.5	—	1,513.7	$878.5	562.2	32.8	—	1,473.5

Operating income (loss) - as reported	$110.3	37.5	(6.5)	(35.9)	105.4	$84.0	46.9	9.7	(29.1)	111.5
Operating margin %	11.9%	6.9%	-16.0%		7.0%	9.6%	8.3%	29.6%		7.6%

Adjustments for special items	$5.7	22.3	13.1	6.5	47.6	$17.5	10.4	(0.6)	1.4	28.7

Operating income (loss) - as adjusted	$116.0	59.8	6.6	(29.4)	153.0	$101.5	57.3	9.1	(27.7)	140.2
Adjusted operating margin %	12.5%	10.9%	16.3%		10.1%	11.6%	10.2%	27.7%		9.5%

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY CONTINUING OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Year Ended
	December 31,	December 31,
	2014	2013

Net cash provided by continuing operations - as reported	$135.2	$118.3
Less: additions to property, plant, and equipment	(23.7)	(27.7)
Plus: proceeds from the sale of property, plant, and equipment	0.4	1.5
Free cash flow	$111.9	$92.1

Net income from continuing operations - as reported	$50.3	$60.9

Cash conversion rate of free cash flow to net income	222.5%	151.2%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	December 31,	December 31,
	2014	2013

Current portion of long-term debt	$1.9	$2.2
Plus: Long-term debt, net of current portion	577.8	305.5
Less: Cash and cash equivalents	(301.1)	(267.9)
Net debt	$278.6	$39.8

Net debt	$278.6	$39.8
Plus: Total stockholders’ equity	912.4	1,002.1
Capitalization	$1,191.0	$1,041.9

Net debt to capitalization ratio	23.4%	3.8%